FOR IMMEDIATE RELEASE

Media Contacts:
Hiebing
Marcie Waters
608-256-6357
mwaters@hiebing.com

Erin Elliott
920-592-3555
eelliott@hiebing.com

Investor Relations Contact:
Schneider
Steve Bindas
920-592-SNDR (7637)
investor@schneider.com

Schneider National, Inc. Announces Quarterly Dividend

GREEN BAY, Wis. – (May 1, 2019) – Schneider National, Inc. (NYSE: SNDR) announced today that its Board of Directors has declared a quarterly cash dividend of $0.06 per share on its Class A and Class B common stock, payable to shareholders of record as of June 14, 2019. The dividend is expected to be paid on July 9, 2019.

About Schneider

Schneider is a premier provider of transportation and logistics services. Offering one of the broadest portfolios in the industry, Schneider's solutions include Regional and Long-Haul Truckload, Expedited, Dedicated, Bulk, Intermodal, Final Mile, LTL, Brokerage, Warehousing, Supply Chain Management and Port Logistics.

A $5 billion company (2018 revenue), Schneider has been delivering superior customer experiences and safely getting it done for over 80 years. For more information about Schneider, visit www.schneider.com or follow on Twitter: @WeAreSchneider.

Source: Schneider SNDR

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3101 S. Packerland Drive
P.O. Box 2666
Green Bay, WI 54306-2666
www.schneider.com

482-8004 6/2017